AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1997

                                REGISTRATION NO. 333-20945




                            SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C. 20549
                                    --------------------

                                     AMENDMENT NO. 1 TO
                                          FORM S-3
                                   REGISTRATION STATEMENT
                                           UNDER
                                 THE SECURITIES ACT OF 1933



                           MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

                     (Exact name of registrant as specified in its charter)
             DELAWARE                                                 52-1449733

                 (State or other jurisdiction of incorporation or organization)
                              (I.R.S. employer identification number)

                          218 NORTH CHARLES STREET, SUITE 500
                                 BALTIMORE, MARYLAND 21201
                                      (410) 962-8044
(Address,  including  zip  code,  and telephone number, including area code, of registrant's principal executive offices)


                                      MARK K. JOSEPH
                    CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                           MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
                            218 NORTH CHARLES STREET, SUITE 500
                                 BALTIMORE, MARYLAND 21201
                                      (410) 962-8044
                 (Name, address, including zip code,  and telephone number, including area code, of agent for service)


                                         COPY TO:
                                 ROBERT E. KING, JR., ESQ.
                                      ROGERS & WELLS
                                      200 PARK AVENUE
                                 NEW YORK, NEW YORK 10166
                                   ---------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>
    If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
    If delivery of the prospectus is to be expected to be made pursuant to rule 434, please check the following box. <square>

                               ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solici-tation of an offer to buy nor shall there be any sale of these securites in any State in which such offer, solication or sale would be unlawful prior to regis-tration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED MAY 29, 1997

PROSPECTUS
----------
                                 $250,000,000

                     MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

                                 GROWTH SHARES
                               ------------------

      Municipal Mortgage and Equity, L.L.C. (the "Company") may offer from time to time its growth share limited liability company interests (the "Growth Shares"), with an aggregate public offering price of up to $250,000,000, in amounts, at prices and on terms to be determined at the time of offering and set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

      The Growth Shares may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or through dealers or underwriters. If any agents of the Company or any dealers or underwriters are involved in the offering of Growth Shares in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable purchase price, fee, commission or discount will be set forth, or will be calculable from the information set forth, in the accompanying Prospectus Supplement, together with the net proceeds to the Company. See "Plan of Distribution." This Prospectus may not be used to consummate sales of Growth Shares unless accompanied by a Prospectus Supplement describing the method and terms of the offering of such Growth Shares.

      The Growth Shares are traded on the American Stock Exchange under the symbol "MMA." Any Growth Shares sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

      SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE GROWTH SHARES.

                           ----------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------------

               The date of this Prospectus is            , 1997.

                             AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (of which this Prospectus is a part) on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Growth Shares in respect of which this Prospectus is being delivered. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission, and in the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Growth Shares, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices listed below.

      The  Company  is  subject   to  the  informational  requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information filed with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the
Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Company files its reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Growth Shares are listed on the American Stock Exchange, and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents have been filed by the Company under the Exchange Act with the Commission and are incorporated by reference in this Prospectus:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

      3. The Company's Current Report on Form 8-K dated January 2, 1997, filed with the Commission pursuant to the Exchange Act.

      4. The Company's Prospectus/Consent Solicitation Statement included in its Registration Statement on Form S-4 (File No. 33-99088), as declared effective by the Commission on May 29, 1996, as it relates to the description of the Company's Growth Shares contained under the caption "Description of Shares" and incorporated by reference into Item 1 of Form 8-A filed with the Commission on July 25, 1996, pursuant to 12(b) of the Exchange Act, including all amendments and reports updating such description.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing hereof and prior to the date on which the Company ceases offering and selling Growth Shares pursuant to this Prospectus shall be deemed to be incorporated by reference in this

Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement are delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the Registration Statement to which this Prospectus relates or into such other documents. Requests for documents should be directed to Municipal Mortgage and Equity, L.L.C., 218 North Charles Street, Suite 500, Baltimore, Maryland 21201, Attention: Milissa Lindkvist,
(410) 962-8044.


                                  THE COMPANY

      The Company is a self-advised and self-managed Delaware limited liability company which, together with its predecessor, has since 1986 invested primarily in tax-exempt instruments, such as whole tax-exempt mortgage revenue bonds ("Mortgage Bonds"), portions of such bonds (including junior positions), participating mortgages and securities of other entities which primarily hold tax-exempt mortgage revenue bonds. At March 31, 1997, the Company owned a portfolio of 31 Mortgage Bonds secured by 30 multifamily properties (each, a "Mortgaged Property") having a total of 6,629 units.

      As a result of a 1996 reorganization, the Company succeeded to the business of SCA Tax Exempt Fund Limited Partnership, became self-advised and self-managed, and commenced implementation of its new business plan, which contemplates additional investments in mortgage revenue bonds and related assets.

      The principal executive offices of the Company are located at 218 North Charles Street, Suite 500, Baltimore, Maryland 21201, and its telephone number at that location is (410) 962-8044.

                                 RISK FACTORS

RISKS   OF  INVESTING  IN  MORTGAGE  BONDS  SECURED  BY  MULTIFAMILY  APARTMENT
PROPERTIES

      One of the major risks of investing in Mortgage Bonds secured by multifamily residential properties is the possibility that a Mortgaged Property will not generate income sufficient to meet its operating expenses, including debt service on the related Mortgage Bonds, or that the net proceeds of a sale of such Mortgaged Property will not be sufficient to repay the related Mortgage Bonds. In that event, delays in payments on the Mortgage Bonds and/or losses of principal on the Mortgage Bonds may occur. The factors affecting the operations of each Mortgaged Property and its potential for appreciation in value include general and local economic or market conditions, changes in neighborhood characteristics, changes in real estate taxes, insurance premiums, cost of utilities, changes in the amount of operating, administrative and maintenance costs relating to the Mortgaged Property, rental values, rent strikes, collection difficulties, governmental rules and fiscal policies, vandalism, uninsured losses and competition from existing and future housing complexes in the vicinity of the Mortgaged Properties. A significant portion of the Mortgaged Properties have failed in the past to meet required debt service under the Mortgage Bonds, and a number of the Mortgage Bonds have been refunded on terms which defer, and in certain circumstances reduce, the amounts payable thereunder. There can be no assurance that such defaults and refundings will not occur in the future.

INVESTMENTS IN JUNIOR MORTGAGES

      When the Company invests in mortgages (or related bonds) which are junior to senior mortgages on a particular property, the Company is subject to the risks of such investment, which include the risks that borrowers may not be able to make debt service payments on both the senior and the junior mortgages, that the value of mortgaged property may be less than the amounts owed under both mortgages, and that debt service collected on the junior mortgages may be lower than the Company's cost of funds. If any of the above occurred, the Company's ability to make expected distributions to the Company's shareholders could be adversely affected.

BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN
INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES

      The major policies of the Company, including its policies with respect to acquisitions, financing, growth, debt, capitalization and distributions, will be determined by the Company's Board of Directors. Although the Board of Directors of the Company has no present intention to change the Company's business plan, the Board of Directors may amend or revise these and certain other policies from time to time without a vote of the Company's shareholders. Accordingly, the Company's shareholders will have no control over changes in the policies of the Company (except for certain policies directly affecting holders of the Company's preferred shares), and changes in the Company's
policies   may   not  fully  serve  the  interests  of  all  of  the  Company's shareholders.

PROVISIONS THAT MAY DISCOURAGE CHANGES OF CONTROL

      The Company's organizational documents contain provisions that may be deemed to have an anti-takeover effect, including the staggered terms of the Company's directors, business combination and fair price provisions and control share acquisition provisions. The Company has adopted a shareholder rights plan. Further, the employment agreements of certain of the officers provide them with substantial payments should their employment terminate as a result of a change of control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of
Directors and management and in the policies formulated by the Board of Directors and to discourage an unsolicited takeover of the Company if the Board of Directors determines that such takeover is not in the best interests of the persons to which the Board of Directors feels it owes a fiduciary duty, including the Company's shareholders. These provisions may, however, have the effect of delaying, deferring or preventing a takeover attempt that a shareholder might consider to be in the shareholder's best interest, including offers that might result in a premium over market price for the Growth Shares. These provisions may reduce interest in the Company as a potential acquisition target or reduce the likelihood of a change in the management or voting control of the Company without the consent of the then incumbent Board of Directors. In addition, in the event that certain business combination or share acquisition transactions occur, and the Company's special shareholder does not approve of such transaction, such special shareholder has the right to withdraw as a shareholder of the Company; and in the event of such withdrawal, (i) the Company would be obligated to pay the withdrawing special shareholder $1,000,000, and (ii) a new special shareholder might have to be found in order to ensure that the Company is not deemed to be taxable as a corporation, any of which may have an adverse effect on the Company or the Growth Shares.

ISSUANCE OF ADDITIONAL SECURITIES

      The Company may issue additional securities, including additional preferred interests in the Company, in the public or private market to obtain funds for the acquisition of additional assets or may exchange such securities for additional assets. The ability of the Company to sell or exchange such securities will depend on conditions then prevailing in the relevant capital markets and the Company's results of operations, financial condition and business prospects. The issuance of such additional securities will not be subject to the approval of the holders of Growth Shares, could affect the timing and amount of distributions to the holders of Growth Shares, and may affect the trading price of the Growth Shares. The holders of Growth Shares will not have any preemptive rights in connection with the issuance of any additional securities of the Company.

CONFLICTS OF INTEREST

      Affiliates of certain directors and officers of the Company are also responsible for a full range of property management functions for certain Mortgaged Properties for which they receive property management fees pursuant to management contracts. The Company's management believes that these contracts provide for fees which are at or below market rates for property management fees. These management contracts will continue to be renewed only if (i) such affiliates are providing such property management services at a price competitive with the prices which would be charged for such goods and services by independent parties for comparable goods and services in the same geographic location, and (ii) in the case of any management contract with any affiliate of any member of the Company's Board of Directors, such management contract is approved by the independent directors of the Company. Nonetheless, conflicts may exist in determining whether to renew or terminate these management contracts, and in setting the fees payable under such contracts, since any change in such fees could affect the amounts payable under the related Mortgage Bonds.

      Certain entities which control certain Mortgaged Properties are controlled by Mark K. Joseph, the Chairman of the Board and Chief Executive Officer of the Company. As a result, such entities could have interests which do not fully coincide with, or even are adverse to, the interests of the Company. Such entities could choose to act in accordance with their own interests, which could adversely affect the Company. Among the actions such entities could desire to take might be selling a Mortgaged Property, and thereby causing a redemption event, at a time and under circumstances which would not be advantageous to the Company.

ADVERSE EFFECTS OF CHANGES IN INTEREST RATES

      An increase in market interest rates may lead prospective purchasers of the Company's existing assets or holders of the Company's debt or equity securities to demand a higher annual yield than they would have otherwise and could increase the cost to the Company of borrowing funds for investment in additional assets, any of which could adversely affect the amount of funds available for distribution to the holders of Growth Shares. Any increase in market interest rates also may reduce the market value of the Company's assets and the market value of the Growth Shares.

                                USE OF PROCEEDS

      Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net cash proceeds from the sale of Growth Shares in respect of which this Prospectus is being delivered for general corporate purposes, including new investments, working capital, and repayment of indebtedness. Pending such uses, the Company may invest such net proceeds in short-term liquid investments. Any specific allocation of the net proceeds of an offering of the Growth Shares to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.


                         DESCRIPTION OF GROWTH SHARES

      The following brief description of the Growth Shares does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Amended and Restated Certificate of Formation and Operating Agreement (the "Operating Agreement") and By-laws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

      The Operating Agreement does not limit the number of Growth Shares which the Company's Board of Directors may cause the Company to issue. The Company had 11,092,591 Growth Shares outstanding at March 31, 1997. The Company will pay distributions to holders of the Growth Shares on a pro rata basis when declared by its Board of Directors out of funds legally available therefor. Distributions to the holders of Growth Shares are subject to preferences on distributions on the Company's then outstanding Series I Preferred Shares, Series II Preferred Shares, Series I Preferred Capital Distribution Shares, Series II Preferred Capital Distribution Shares, Term Growth Shares, and any other preferred securities which may be issued by the Company in the future. At March 31, 1997, the Company had outstanding 16,329 Series I Preferred Shares, 7,637 Series II Preferred Shares, 8,909 Series I Preferred Capital Distribution Shares, 3,809 Series II Preferred Capital Distribution Shares and 2,000 Term Growth Shares.

      Holders of Growth  Shares have no preemptive, conversion, sinking fund or
cumulative  voting rights.   The  Growth  Shares  are  not  redeemable,  except
pursuant to certain anti-takeover provisions adopted by the Company.

      The Operating Agreement and By-laws of the Company set forth the relationship of the shareholders to the Company and to one another and the manner in which the Company will conduct its operations, much like the articles and bylaws of a Delaware corporation or the partnership agreement of a Delaware general or limited partnership. While as a limited liability company the Company is not subject to the Delaware General Corporation Law (the "DGCL"), the Delaware Act permits a limited liability company agreement to provide, and the Operating Agreement and By-laws of the Company do provide, that the management of a limited liability company shall be conducted by a board of directors and officers designated by such board and that the holders of shares in such limited liability company (as is the case with the holders of the Growth Shares) be afforded substantially all of the rights that are afforded holders of the common stock issued by a corporation organized under the DGCL. In all material respects, the fiduciary duties of the directors and officers of the Company and any duties of shareholders of the Company and their affiliates are the same as those applicable under the DGCL.

TRANSFER AGENT AND REGISTRAR

      The Transfer Agent and Registrar for the Growth Shares is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone number (908) 272-8511.

                             PLAN OF DISTRIBUTION

      The Company may sell Growth Shares to one or more underwriters or dealers for public offering and sale by them or may sell Growth Shares to investors directly or through agents. The Prospectus Supplement with respect to the Growth Shares offered thereby describes the terms of the offering of such Growth Shares and the method of distribution of the Growth Shares offered thereby and identifies any firms acting as underwriters, dealers or agents in connection therewith.

      The Growth Shares may be distributed from time to time in one or more transactions at a fixed price or prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at prices determined as specified in the Prospectus Supplement. In connection with the sale of the Growth Shares, underwriters, dealers or agents may be deemed to have received compensation from the Company in the form of underwriting discounts, concessions or commissions and may also receive commissions from purchasers of the Growth Shares for whom they may act as agent. Underwriters may sell the Growth Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Certain of the underwriters, dealers or agents who participate in the distribution of Growth Shares may engage in other transactions with, or perform other services for, the Company in the ordinary course of business.

      Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Growth Shares, and any discounts, concessions or commissions allowed by underwriters to dealers, are set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of Growth Shares may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them on the resale of the Growth Shares may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

      Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

      The Growth Shares are traded on the American Stock Exchange. Any Growth Shares sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. In order to comply with the securities laws of certain states, if applicable, Growth Shares will be sold in such jurisdictions only through registered or licensed brokers and dealers.


                                    EXPERTS

      The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Rogers & Wells, New York, New York.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table is an itemized listing of expenses to be incurred by the Company in connection with the issuance and distribution of the Growth Shares being registered hereby, other than underwriting discounts and commissions. All amounts are estimates, except for the SEC Registration fee:

SEC Registration Fee                                                     $   75,757.58
AMEX Listing Fee                                                             17,500.00
Printing and Engraving Expenses                                             100,000.00
Accounting Fees and Expenses                                                 50,000.00
Legal Fees and Expenses (other than Blue Sky)                               200,000.00
Transfer Agent and Registrar Fees                                             3,000.00
Blue Sky Fees and Expenses                                                   15,000.00
Miscellaneous                                                                30,000.00
                                                                         -------------
Total                                                                    $  491,257.58








ITEM 15.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

            The Company's Amended and Restated Certificate of Formation and Operating Agreement dated as of August 1, 1996 (the "Operating Agreement") contains the following provisions relating to indemnification of directors and officers. All terms capitalized below and not otherwise defined shall have the meanings set forth in the Operating Agreement.

            "8.1. LIMITATIONS ON LIABILITY, AND INDEMNIFICATION OF, DIRECTORS AND OFFICERS.
                   ------------------------------------------------------------

                  (a) No directors or officer of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such person. For purposes of this Section 8.1, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

                  (b) All Directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; PROVIDED, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no Shareholder shall have any personal liability on account thereof.

                  (c) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or illegally.

                  (d) The indemnification provided by this Section 8.1 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (e) Any repeal or modification of this Section 8.1 shall not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

                  (f) The Company may, if the Board of Directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company's Directors and officers, relating to the liability of such persons."

            The Company has purchased insurance for the benefit of the directors and officers of the Company, relating to the liability of such persons. The directors and officers liability insurance insures (i) the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.


ITEM 16.    EXHIBITS

         EXHIBIT
         Number           Description of Exhibit
1.1*                      Form of Underwriting Agreement
4.1**                     Form of Amended and Restated  Certificate  of  Formation  and  Operating Agreement of the
                          Company (filed as Exhibit 3.4 to the Company's Registration Statement  on  Form S-4 (File
                          No. 33-99088), filed November 7, 1995, and incorporated by reference herein)
4.2**                     By-laws of the Company (filed as Exhibit 3.5 to the Company's Registration   Statement on
                          Form  S-4  (File  No.  33-99088),  filed  November 7, 1995, and incorporated by reference herein)
4.3**                     Specimen  Copy  of  Growth  Share  (filed  as Exhibit 4.1 to the  Company's  Registration
                          Statement on Form S-4 (File No. 33-99088), filed  November  7,  1995, and incorporated by reference herein)
5.1**                     Opinion of Rogers & Wells
8.1*                      Opinion of Rogers & Wells as to certain tax matters
23.1**                    Consent of Rogers & Wells (contained in the opinion filed as Exhibit 5.1)
23.2                      Consent of Price Waterhouse LLP
24.1**                    Powers of Attorney

-------------------------
* To be filed by amendment or incorporated by reference with the offering of Securities.
**Previously filed.



ITEM 17.    UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby further undertakes that:

            (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 29th day of May, 1997.

                                    MUNICIPAL MORTGAGE AND EQUITY, L.L.C
                                    By: /S/ MARK K. JOSEPH
                                        ---------------------------------
                                        Name:   Mark K. Joseph
                                        Title:  Chief   Executive  Officer  and
                                                Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                               DATE
/S/ MARK K. JOSEPH                            Chairman of the Board, Chief Executive                May 29, 1997
---------------------------                   Officer (Principal Executive Officer),
  Mark K. Joseph                              Chief Financial Officer (Principal
                                              Financial Officer and Principal
                                              Accounting Officer), and Director

/S/ CHARLES BAUM*                             Director                                              May 29, 1997
---------------------------
  Charles Baum

/S/ RICHARD O. BERNDT*                        Director                                              May 29, 1997
---------------------------
  Richard O. Berndt

/S/ ROBERT S. HILLMAN*                        Director                                              May 29, 1997
---------------------------
  Robert S. Hillman

/S/ WILLIAM L. JEWS*                          Director                                              May 29, 1997
----------------------------
  William L. Jews

/S/ CARL W. STERN*                            Director                                              May 29, 1997
-----------------------------
  Carl W. Stern


--------------------------------------------
*     By Mark K. Joseph as Attorney-in-Fact.